Exhibit 10.21

FIRST AMENDMENT TO
CONSULTING AGREEMENT
(Windy Hill)

This FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”), is entered into as of March 17, 2014 by and between IDQ Operating, Inc. (the “Company”), and Windy Hill Investments LLC, a Michigan limited liability company (the “Consultant”).

WHEREAS, reference is hereby made to that certain Consulting Agreement, dated as of January 28, 2013 (the “Consulting Agreement”) by and between the Company and the Consultant.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such capitalized terms in the Consulting Agreement.

WHEREAS, the Company and the Consultant desire to amend the Consulting Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other consideration, the receipt of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.             Amendment to Section 3 of the Consulting Agreement.  Effective as of the date hereof, the Consulting Agreement is hereby amended by adding the following as Section 3(c) thereof:

“(c)         Notwithstanding anything contained herein to the contrary, from and after April 1, 2014 the maximum amount of Consulting Fees and Additional Consulting Fees, combined, that may be paid to Consultant hereunder are $240,000.”

2.             Amendment to Section 4(a) of the Consulting Agreement.  Effective as of the date hereof, Section 4(a) of the Consulting Agreement is hereby amended and restated to the following:

“(a)         This Agreement shall terminate upon the first of the following to occur: (i) June 30, 2017, (ii) the date that Gerard Rooney (“Rooney”) ceases to be an employee of at least one of the Armored AutoGroup Parent Inc., a Delaware corporation (“AAG Parent”), the Company or any of their respective subsidiaries (an “AAG Company”) for any reason other than as a result of a termination of Rooney’s employment by the applicable AAG Company without “cause” (as such term is used in Rooney’s then applicable employment agreement with such AAG Company), a resignation by Rooney with “good reason” (as such term is used in Rooney’s then applicable employment agreement with such AAG Company) or Rooney’s death or “disability” (as such term is used in Rooney’s then applicable employment agreement with such AAG

Company), (iii) the date on which a Change of Control (as such term is defined in the Management Agreement described in the Kinderhook Waiver) (but only upon the payment by the Company to Consultant of any Additional Consulting Fee that is payable to Consultant on the date of such Change of Control), (iv) upon written notice by the Consultant to the Company, or (v) the date on which the Company has paid to Consultant $240,000 of Consulting Fees and Additional Consulting Fees, combined, from and after April 1, 2014, in any such case, which shall result in the termination of the Term.”

3.             Amendment to Section 4(b) of the Consulting Agreement.  Effective as of the date hereof, Section 4(b) of the Consulting Agreement is hereby amended by replacing the phrase “pursuant to clauses (i), (ii) or (iii) of Section 4(a) above” with the phrase “pursuant to Section 4(a) above”.

4.             Entire Agreement.  The Consulting Agreement as amended by this Amendment embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

5.             Governing Law.  All issues concerning this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Consulting Agreement as of the date first written above.

IDQ OPERATING, INC.

By:	/s/ Michael Klein
	Name:	Michael Klein
	Title:	Chief Executive Officer

WINDY HILL INVESTMENTS LLC

By:	/s/ Gerard Rooney
	Name:	Gerard Rooney
	Title:	Sole Member